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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Board of Directors
STAAR Surgical Company

We consent to the incorporation by reference in the Registration Statement on Form S-8 of STAAR Surgical Company of our reports dated March 17, 1995, relating to the consolidated financial statements and schedule of STAAR Surgical Company and subsidiaries at December 30, 1994 and December 31, 1993, and for each of the years ended December 30, 1994 and December 31, 1993, which reports appear in the Annual Report on Form 10-K of STAAR Surgical Company for its year ended December 30, 1994.


                                              /s/ BDO Seidman, LLP

                                              BDO Seidman, LLP

Los Angeles, California
August 10, 1995